EXHIBIT 3(i).3

                          CERTIFICATE OF INCORPORATION

                                       OF

               SHARED TECHNOLOGIES FAIRCHILD COMMUNICATIONS CORP.



         FIRST.  The name of this corporation shall be:

               SHARED TECHNOLOGIES FAIRCHILD COMMUNICATIONS CORP.

         SECOND. The address of its registered office in the State of Delaware is 1209 Orange Street, Wilmington, DE 19801, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

         THIRD.  The purpose of the corporation shall be:

         To engage in any lawful act or activity for which corporations may be organized under the Delaware General Corporation Law.

         FOURTH. The total number of shares of all classes of stock which the Corporation shall have authority to issue is 3,000 shares of Common Stock, $.004 par value per share (the "Common Stock").

         A. Common Stock. Shares of Common Stock shall have the following voting powers, rights and preferences:

         1. Voting Rights. Except as otherwise required by Statute or as otherwise provided in this Certificate of Incorporation, the holders of shares of Common Stock shall be entitled to vote on all matters at all meetings of the stockholders of the Corporation, and shall be entitled to one vote for each share of Common Stock entitled to vote at such meeting.

         2. Dividends. The holders of shares of Common Stock shall be entitled to receive such dividends as may be declared by the Board of Directors.

         3. Liquidation. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the holders of shares of Common Stock shall be entitled to receive all of the remaining assets of the Corporation available for distribution to the holders of Common Stock, ratably in proportion to the number of shares of Common Stock held by them.



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         FIFTH.
         A. The name and mailing address of the sole incorporator is as follows:

                  NAME                               MAILING ADDRESS

                  Steven M. Shishko                  c/o Gadsby & Hannah
                                                     125 Summer Street
                                                     Boston, MA  02110

         B. The name and mailing address of each person who is to serve as director until the first annual meeting of the stockholders or until successors are elected and qualified, are as follows:

                  NAME              MAILING ADDRESS

Anthony D. Autorino                 c/o Shared Technologies Fairchild
                                    Communications Corp.
                                    100 Great Meadow Road
                                    Suite 104
                                    Wethersfield, CT 06109

Mel D. Borer                        c/o Shared Technologies Fairchild
                                    Communications Corp.
                                    100 Great Meadow Road
                                    Suite 104
                                    Wethersfield, CT 06109

Vincent DiVencenzo                  c/o Shared Technologies Fairchild
                                    Commuications Corp.
                                    100 Great Meadow Road
                                    Suite 104
                                    Wethersfield, CT 06109

Jeffrey J. Steiner                  c/o Shared Technologies Fairchild
                                    Communications Corp.
                                    100 Great Meadow Road
                                    Suite 104
                                    Wethersfield, CT 06109

Donald E. Miller                    c/o Shared Technologies Fairchild
                                    Communications Corp.
                                    100 Great Meadow Road
                                    Suite 104
                                    Wethersfield, CT 06109

                                       2


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Thomas H. Decker                    c/o Shared Technologies Fairchild
                                    Communications Corp.
                                    100 Great Meadow Road
                                    Suite 104
                                    Wethersfield, CT 06109

William A. DiBella                  c/o Shared Technologies Fairchild
                                    Communications Corp.
                                    100 Great Meadow Road
                                    Suite 104
                                    Wethersfield, CT 06109

Ajit G. Hutheesing                  c/o Shared Technologies Fairchild
                                    Communications Corp.
                                    100 Great Meadow Road
                                    Suite 104
                                    Wethersfield, CT 06109

Edward J. McCormack, Jr.            c/o Shared Technologies Fairchild
                                    Communications Corp.
                                    100 Great Meadow Road
                                    Suite 104
                                    Wethersfield, CT 06109

Jo McKenzie                         c/o Shared Technologies Fairchild
                                    Communications Corp.
                                    100 Great Meadow Road
                                    Suite 104
                                    Wethersfield, CT 06109

Herbert L. Oakes, Jr.               c/o Shared Technologies Fairchild
                                    Communications Corp.
                                    100 Great Meadow Road
                                    Suite 104
                                    Wethersfield, CT 06109


         SIXTH. The Board of Directors shall have the power to adopt, amend or repeal the by-laws.

         SEVENTH. No director shall be personally liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty by such director as a director. Notwithstanding the foregoing sentence, a director shall be liable to the extent provided by applicable law, (i) for breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the Delaware General Corporation Law or (iv) for any transaction from which the director derived an improper personal benefit. No amendment to or repeal of this Article Seventh shall apply to or have any effect on he liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment.

         EIGHTH. The number of directors constituting the entire Board of Directors shall be as set forth in or pursuant to the by-laws of the Corporation. The Board of Directors shall be divided into three classes, designated Classes I, II and III, which shall


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be as nearly equal in number as possible. Initially,  directors of Class I shall be elected to hold office for a term expiring at the annual meeting of stockholders in 1997, directors of Class II shall be elected to hold office for a term expiring at the annual meeting of stockholders in 1998 and directors of Class III shall be elected to hold office for a term expiring at the annual meeting of stockholders in 1999. At each annual meeting of stockholders following such initial classification and election, the respective successors of each class shall be elected for three-year terms.

         THE UNDERSIGNED, being the sole incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, does make this certificate, hereby declaring and certifying that this is my act and deed and the facts herein stated are true, and accordingly have hereunto set my hand this 6th day of March, 1996.


                                              /s/ Steven M. Shishko
                                              Steven M. Shishko
                                              Sole Incorporator